                 Olshan Grundman Frome Rosenzweig & Wolosky LLP
                    505 Park Avenue, New York, New York 10022

                                December 31, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

           Re:         Morgan Group Holding Co.
                       Registration Statement on Form S-1 (No. 333-73996)
                       --------------------------------------------------

Ladies and Gentlemen:

            Reference is made to the Registration Statement on Form S-1, as amended through the date hereof (the "Registration Statement") filed with the
Securities and Exchange Commission by Morgan Group Holding Co., a Delaware
corporation (the "Company"), in connection with the spin-off by Lynch
Interactive Corporation of 2,820,051 shares of the Company's common stock, par value $.01 per share (the "Shares"), through a pro rata distribution to the common stockholders of Lynch Interactive Corporation.

            We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Registration Statement, the
Prospectus forming a part thereof (the "Prospectus"), the Certificate of
Incorporation, By-laws and corporate proceedings of the Company, and such other documents, instruments and certificates of officers and representatives of the
Company and of public officials, and we have made such examination of law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

Securities and Exchange Commission
December 31, 2001

            Based upon the foregoing, and in reliance thereon, we are of the opinion that upon the spin-off as described in the Registration Statement and the Prospectus, the Shares will be validly issued, fully paid and non-assessable.

            We express no opinion as to any laws other than the laws of the
State of New York, the General Corporation Law of the State of Delaware and the
federal laws of the United States of America.

            We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to this firm under the caption
"Legal Matters" in the Prospectus.

                             Very truly yours,

                             /s/ Olshan Grundman Frome Rosenzweig & Wolosky LLP
                             OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP